EXHIBIT 24.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated June 21, 1995 with respect to the consolidated financial statements and schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1995 and for the year then ended included in this Annual Report (Form 10-K).

Registration Statement Number         Description

Non-qualified Stock Option Plan:

     2-83323                          Form S-8
     33-6953                          Form S-8
     33-21226                         Form S-8

Incentive Stock Option Plan:

     2-99736                          Form S-8

Employee Stock Purchase Plan:

     33-21225                         Form S-8




Ernst & Young LLP

Baltimore, Maryland
July 8, 1997